Form N-SAR

Sub Item 77E
Legal Proceedings
33-63212, 811-7736

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Aspen Series Semiannual Reports to Shareholders, filed on Form N-CSR on August 25, 2005, accession number 0001104659-05-041255. (File No. 33-63212).